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WORLD GROWTH PORTFOLIO

AGREEMENT AND DECLARATION OF UNITHOLDERS


        This AGREEMENT AND DECLARATION OF UNITHOLDERS is made at
Minneapolis, Minnesota, as of this 13th day of May, 1996 by the holders of beneficial interest of World Growth Portfolio, a separate series of World Trust.

        WITNESS that

        WHEREAS, the Declaration of Trust for World Trust provides for no restrictions on the transfer of units therein; and

        WHEREAS, the holders of units in World Growth Portfolio desire to restrict the transfer of their units in World Growth
Portfolio;

        NOW, THEREFORE, the undersigned hereby declare that they will not transfer any units in World Growth Portfolio held by them without the prior written consent of the other unitholders holding at least two thirds of the World Growth Portfolio's units outstanding (excluding the units of the holder seeking to effect the transfer) and that any attempted transfer in violation of this agreement shall be null and void. This agreement shall not affect the rights of any unitholder to redeem units in World Growth Portfolio as provided for in the Declaration of Trust. The undersigned also acknowledge that the remedy of damages for the violation of this agreement would be inadequate and therefore further agree that this agreement shall be enforceable solely by the remedy of specific performance.


                                            IDS GLOBAL SERIES, INC.
                                            IDS Global Growth Fund

                                            /s/ Leslie L. Ogg
                                                Leslie L. Ogg
                                                Vice President and
                                                General Counsel


                                            STRATEGIST WORLD FUND, INC.
                                            Strategist World Growth Fund

                                            /s/ James A. Mitchell
                                                James A. Mitchell
                                                President